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                                                             Exhibit 99.B (j)(2)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (No. 33-74628) on Form N-1A of our report dated December 15, 2003 relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of the State Street Research Legacy Fund (a series of State Street Research Securities Trust). We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
February 27, 2004